Exhibit 99.1

Tether Co-Founder Reeve Collins and CC Capital Affiliate Purchase Sponsor Interests in SPAC to Acquire Digital Assets

Digital Assets Industry Veteran Reeve Collins to Serve as Chief Executive Officer

New York, NY— May 27, 2025 — M3-Brigade Acquisition V Corp., a Cayman Islands exempted company (NASDAQ: MBAVU, MBAV, MBAVW) (“M3-Brigade”), announced the closing of a transaction in which MI7 Sponsor, LLC, a Delaware limited liability company and a CC Capital affiliate, along with Reeve Collins (“New Sponsor”), purchased 7,187,500 Class B ordinary shares and 5,043,750 private placement warrants of M3-Brigade owned by M3-Brigade Sponsor V LLC, a Delaware limited liability company (“Original Sponsor”), for an aggregate purchase price of $6,467,500. Additionally, the New Sponsor expects to purchase 3,293,750 additional private placement warrants of M3-Brigade from Cantor Fitzgerald & Co.

Following the transactions, M3-Brigade intends to seek a business combination target in industries relating to digital assets. The company plans to change its name to CCRC Digital Assets Corp.

Leadership

In connection with the transactions, Tether’s co-founder Reeve Collins was named chief executive officer and CC Capital’s Chinh Chu was named president. In addition, M3-Brigade appointed Thomas L. Fairfield and Edward Murphy as new members of the board of directors.

Mr. Collins is a long-time innovator in the digital asset space, best known for co-founding and serving as the founding chief executive officer of Tether (USDT), the first and most widely adopted stablecoin. He also co-founded BLOCKv, the original programmable NFT platform, that introduced dynamic digital assets to the world. Today, through multiple ventures he continues to build foundational Web3 infrastructure, focused on expanding how people and institutions interact with digital value, ownership, and programmable money.

Mr. Chu is the founder and senior managing director of CC Capital. In this capacity, he has spearheaded the creation of five SPACs since 2016. Prior to founding CC Capital, Chinh was a senior managing director, the Co-Head of Private Equity, and a member of the executive committee at Blackstone, where he spent 25 years in senior leadership roles.

Mr. Fairfield is chief financial and operating officer at byNordic Acquisition Corp. (US OTC: BYNO).  He has provided strategic business consulting services through Cambio Group, which he founded in 2018.

Mr. Murphy is a veteran finance executive with 30+ years of experience across fixed-income and real estate markets.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About CC Capital

CC Capital Partners is a private investment firm based in New York, NY founded in late 2015 by Chinh Chu with a focus on investing in and operating high-quality businesses for the long term. The firm evaluates investments anticipating a hold period well beyond that of a typical private equity firm and funds its investments through a variety of permanent capital sources. CC Capital frequently partners with highly seasoned executives, managers, and owners seeking to create significant value post-acquisition. More information on CC Capital can be found at www.cc.capital.

M3-Brigade Acquisition V Corp.

M3-Brigade is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “would,” “will be” “seeks,” or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding business combination and similar transactions, and the timing of, and expectations in relation to, any of the foregoing matters.  These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly.  Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and such differences may be material.  Many actual events and circumstances are beyond the control of M3-Brigade.  Readers are cautioned not to put undue reliance on forward-looking statements.  For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of M3-Brigade’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”).  M3-Brigade’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov.  Except as expressly required by applicable securities law, M3-Brigade disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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